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                         ARTHUR ANDERSEN LLP




              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included or made a part of this registration statement for Hartford Life Insurance Company General Account Option on Form S-2.

                                            /s/ Arthur Andersen LLP

Hartford, Connecticut
June 25, 1997